UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2007

Island Residences Club, Inc.
(Exact name of registrant as specified in charter)

DE	000-49978	20-2443790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4465 Pacific Coast Highway B306, Torrance, CA 90505
(Address of principal executive offices)

(310)498-5567
(Registrant’s Telephone Number, including Area Code)

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously  satisfy the filing obligation of the registrant under any of the following  provisions  (see  General  Instructions  A.2  below):

[  ]   Written  communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[  ]   Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[  ]   Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under the Exchange  Act  (17  CFR  240.14d-2(b))

[  ]   Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under the Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 1.02.

 Termination of a Material Definitive Agreement

On October 24, 2005, Island Residences Club, Inc. (the "Company") entered into a  Advisory Agreement and Advisory Agreement Addendum  with  Frank Kristan (the “Advisor”), whereby the company  would  issue 1,000,000 shares of its common stock, at $.001 par value, in payment of all services to be rendered to the Company. Such Agreement was renewed on December 31, 2006 for a further period of twelve months with payment for services to be provided as acknowledged by the Advisor as prepaid and received.

On August 8, 2007 the parties by mutual consent agreed to termination of the Advisory Agreement and Advisory Agreement Addendum. Under the Advisory Agreement and Advisory Agreement Addendum, Frank Kristan received from the Company 1,000,000 shares of common stock. There has been resolution of all matters between the parties.

ITEM 5.02.

Departure of Directors of Principal Officers; Election of Directors; Appointment  of  Principal  Officers

Effective August 8, 2007, Island Residences Club, Inc. accepted the resignation of Bob Bratadjaya as Director, Secretary, Treasurer and Chief Operating Officer (Principal Accounting Officer).

Effective August 8, 2007, Joseph Anthony Joyce, Island Residences Club, Inc. director accepted the role of Secretary, Treasurer and Chief Operating Officer Principal Accounting Officer) replacing Bob Bratadjaya.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

Island Residences Club, Inc. ( Registrant)

Date: August 9, 2007	/s/Graham Bristow
Graham Bristow
President & CEO